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                                                                     EXHIBIT 4.1


                                SEVENTH AMENDMENT
                                       TO
              FIRST AMENDED, RESTATED, AND COMBINED LOAN AGREEMENT
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK


         This Seventh Amendment to the Loan Agreement (this "Seventh Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, an Alabama state chartered bank, formerly a Texas chartered bank (the "Bank"), is entered into on this 27th day of August 1999, and shall be effective as of that date for all purposes.

                              W I T N E S S E T H:

         Borrower and Bank entered into a First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998, the Fifth Amendment thereto dated March 22, 1999 and the Sixth Amendment thereto dated April 23, 1999 (collectively, the "Loan Agreement"). Capitalized terms used, but not defined herein, shall have the meanings prescribed therefor in the Loan Agreement.

         Borrower has requested that the Loan Agreement be further amended and that the Bank waive Borrower's noncompliance with certain covenants in the Loan Agreement, and the Bank has agreed to such request, subject to the terms and conditions set forth in this Seventh Amendment.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

         I.       Specific Amendments to Loan Agreement.

         Article I, Definitions, is hereby amended by adding the following definitions thereto:

                  "Metro Prospect" means those certain Oil and Gas Properties described in Schedule B attached to the Seventh Amendment.

                  "Seventh Amendment" means the Seventh Amendment to this Agreement executed by Borrower and Bank on August 27, 1999.

         Section 2.09, Mandatory Prepayment of the Notes, is hereby amended by adding the following text at the end of such Section:


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                  Notwithstanding the foregoing provisions of this Section,
                  however, at the time that each Monthly Borrowing Base Reduction becomes applicable on the first day of each calendar month, Borrower shall contemporaneously prepay so much of the principal of the Note as is necessary to ensure that no Loan Excess results from the application of such Monthly Borrowing Base Reduction.

         Subsection 2.10(a), Borrowing Base Oil and Gas Properties, is hereby amended by replacing the first sentence of that section with the following text:

                  The Borrowing Base attributable to the Borrowing Base Oil and Gas Properties is established at $3,750,000.00 effective as of August 2, 1999, and continuing until redetermined as set forth herein; provided, however, that the Borrowing Base value attributable to the Borrowing Base Oil and Gas Properties shall be reduced to $300,000.00 at the earlier of: (i) the consummation of the sale by Borrower of the Metro Prospect or
                  (ii) October 1, 1999. The proceeds derived by Borrower from any such sale of the Metro Prospect may be included in the Borrowing Base as Borrowing Base Cash, provided that such proceeds are deposited into an account that has been specifically pledged to Bank pursuant to a Security Instrument that is acceptable to Bank, in its discretion.

         Subsection 2.10(c), Borrowing Base Securities, is hereby amended by adding the following sentence at the end of that subsection:

                  Notwithstanding the foregoing, the Borrowing Base value attributable to Borrowing Base Securities that are shares of stock in R&B Falcon Corporation shall never exceed at any time $5,000,000.00 in the aggregate.

         Article III, Conditions, is hereby amended by adding the following
Section 3.21.

                  3.21 Conditions Precedent in Connection with the Seventh Amendment. The Seventh Amendment shall not be binding on the Bank until satisfaction of the following conditions precedent:

                  (a) Receipt of Seventh Amendment and Compliance Certificate. Bank shall have received multiple counterparts of the Seventh Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

                  (b) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects on the date of the Seventh Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred upon the execution of the Seventh Amendment.


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                  (c) Legal Matters Satisfactory to Special Counsel to Bank. All
         legal matters incident to the consummation of the transactions contemplated by the Seventh Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

                  (d) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower.

         Article V, Affirmative Covenants, is hereby amended by adding the following new Sections 5.29 through 5.36:

                  5.29 Proceeds from Hedging Transactions. Following the occurrence and during the continuation of an Event of Default or Unmatured Event of Default, if and so long as there is then Loan availability under that part of the Revolving Commitment that is supported by the Borrowing Base attributable to the Borrowing Base Oil and Gas properties (in excess of $300,000 of coverage for outstanding Letters of Credit), promptly deliver to Bank one hundred percent (100%) of all proceeds received by Borrower or, if not received, cause to be delivered to Bank all proceeds which Borrower is entitled to receive arising from the early termination of any Hedging Transaction, such proceeds to be applied against the outstanding balance owing on the Notes.

                  5.30 Hedging Transaction Reports. If and so long as there is then Loan availability under that part of the Revolving Commitment that is supported by the Borrowing Base attributable to the Borrowing Base Oil and Gas properties (in excess of $300,000 of coverage for outstanding Letters of Credit), for each Hedging Transaction to which Borrower is a party, if any, deliver to Bank, on or before the forty-fifth (45th) day after the end of each calendar month, a detailed report setting out Borrower's position as of the end of such calendar month, including, but not limited to, Borrower's settlement payments and receipts during such calendar month and settlement payables and receivables as of the end of such calendar month.

                  5.31 Aged Accounts Reports. Deliver to Bank, on or before the forty-fifth (45th) day after the end of each calendar month, a detailed aging accounts receivable report and a detailed aging accounts payable report effective as of the end of such calendar month, all such reports to be prepared in accordance with GAAP.

                  5.32 Production Volume Reports. If and so long as there is then Loan availability under that part of the Revolving Commitment that is supported by the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties (in excess of $300,000 of coverage for outstanding Letters of Credit), deliver to Bank, on or before the forty-fifth (45th) day after the end of each calendar month, a monthly report of oil, gas and liquids production volumes by major field and the total production of all fields during such calendar month.

                  5.33 Payment of Contract Operators. Pay, within thirty (30) days after the receipt of any billings or sooner if so required by the terms of any applicable operating agreement, all fees, expenses and charges due from Borrower to contract operators (as such term is


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         generally understood in the oil and gas industry) for operations provided by contract operators relating to the Borrowing Base Oil and Gas Properties, except any such fees that are diligently being contested in good faith by appropriate proceedings.

                  5.34 Payment of Royalties. If and so long as there is then Loan availability under that part of the Revolving Commitment that is supported by the Borrowing Base attributable to the Borrowing Base Oil and Gas properties (in excess of $300,000 of coverage for outstanding Letters of Credit), pay, within sixty (60) days after the last day of each calendar month or sooner if so required by any applicable lease or statute, all royalties, overriding royalties, production payments or other payments payable by Borrower to the owners of such interests in the Borrowing Base Oil and Gas Properties with respect to oil and gas produced during such calendar month, unless Borrower has created and maintains a suspense account for separate accounting of any such payments that are payable but not yet due under the terms of the applicable lease and applicable laws. Any such payments made into such suspense account shall be accounted for in accordance with all applicable laws of the state in which the Borrowing Base Property to which such payment relates is located.

                  5.35 Payment of Royalties Reports. If and so long as there is then Loan availability under that part of the Revolving Commitment that is supported by the Borrowing Base attributable to the Borrowing Base Oil and Gas Properties (in excess of $300,000 of coverage for outstanding Letters of Credit), deliver to Bank, on or before the sixtieth (60th) day after the end of each calendar month, a monthly report of royalties, overriding royalties, production payments or other payments paid by Borrower to the owners of such interests (or into a suspense account as described in Section 5.34) in the Borrowing Base Oil and Gas Properties with respect to oil and gas produced during such calendar.

                  5.36 Proceeds from Asset Sales. Following the occurrence and during the continuation of an Event of Default or Unmatured Event of Default, promptly deliver to Bank one hundred percent (100%) of all proceeds received by Borrower or, if not received, cause to be delivered to Bank all proceeds which Borrower is entitled to receive arising from any sale of Borrower's assets, such proceeds to be applied against the outstanding balance owing on the Notes; provided that any such sale of assets must be made in compliance with Section 6.06 hereof.

         Section 6.01, Other Indebtedness, is hereby amended by deleting the word "and" immediately preceding clause (d) and adding the following clause (e) at the end of that Section:

                  and (e) as of the effective date of the Seventh Amendment, the Indebtedness evidenced by those certain vendor notes as specifically described on Schedule A attached to the Seventh Amendment.

         II. Certain Waivers. Bank hereby waives non-compliance by Borrower with the covenants set forth Section 6.01 of the Loan Agreement, solely to the extent that Borrower was not in compliance with such covenants prior to the execution of the Seventh Amendment as the result of the existence of the Indebtedness evidenced by those certain vendor notes described on Schedule A attached to the Seventh Amendment.


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         III.     Reaffirmation of Representations and Warranties. To induce
Bank to enter into this Seventh Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Seventh Amendment and the performance by Borrower of its obligations under this Seventh Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the articles of incorporation, charter or bylaws of Borrower or of any agreement binding upon Borrower.

                  B. The Loan Agreement as amended by this Seventh Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

         IV. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings in this Seventh Amendment.

         V. Reaffirmation of Loan Agreement. This Seventh Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         VI. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

         VII. Governing Law. THIS SEVENTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Seventh Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Seventh Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.


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         VIII.    Severability. Whenever possible each provision of this Seventh
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Seventh Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Seventh Amendment.

         IX. Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

         X. Section Captions. Section captions used in this Seventh Amendment are for convenience of reference only, and shall not affect the construction of this Seventh Amendment.

         XI. Successors and Assigns. This Seventh Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

         XII. Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Loan Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

         XIII. Notice. THIS SEVENTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.



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         IN WITNESS WHEREOF, the parties hereto have caused this Seventh
Amendment to be duly executed as of the day and year first above written.


BANK                                        BORROWER

COMPASS BANK                                     CARRIZO OIL & GAS, INC.


By:                                         By:
   --------------------------------            --------------------------------
    Kathleen J. Bowen                            Frank A. Wojtek
    Vice President                               Vice President


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                                  SCHEDULE "A"

                                  Vendor Notes

                               See attached pages.





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                                  SCHEDULE "B"

                           Metro Prospect Description

                              PROPERTY DESCRIPTION

I.       WELLS-DEWITT COUNTY, TEXAS

==============================================================================================================
   WELL NAME             PROPERTY                   INTEREST                  WORKING          NET REVENUE
                        DESCRIPTION                  HOLDER                  INTEREST           INTEREST
                                                                            PERCENTAGE         PERCENTAGE
--------------------------------------------------------------------------------------------------------------

Musselman          Rambler       Field      Carrizo Oil and Gas, Inc.         25.0000           18.2500
Wells              (Metro)

==============================================================================================================


II.      LEASES-DEWITT COUNTY, TEXAS

Oil, Gas and Mineral Lease dated January 21, 1997, between Musselman Ranches, Inc., Jamie B. Musselman, President, Josephine B. Musselman, Paul A. Musselman and wife Dorothy Musselman, and Eleanor G. Musselman, as Lessors, and Allegro Investments, Inc., as lessee, and Memorandum of Lease effective January 21, 1997, between the same parties, recorded in Volume 18, Page 555, Official Records, DeWitt County, Texas.



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                             COMPLIANCE CERTIFICATE


                  I, Frank A. Wojtek, Vice President of CARRIZO OIL & GAS, INC. (the "Company"), pursuant to Section 3.20 of the First Amended, Restated, and Combined Loan Agreement dated as of August 28, 1997, as amended, by and among COMPASS BANK ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

         1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

         2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

         3. Each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects.

                  This certificate is executed this 27th day of August 1999.





                                              ---------------------------------
                                                  Frank A. Wojtek




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